Exhibit 4.5

CERTIFICATE #	NUMBER OF SERIES C RIGHTS:

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED DECEMBER 2, 2024 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM MACKENZIE PARTNERS, INC., THE INFORMATION AGENT, AT (212) 929-5500 OR CALL TOLL-FREE AT (800) 322-2885.

FLEXSHOPPER, INC.

(Incorporated under the laws of the State of Delaware)

NON-TRANSFERABLE SERIES C RIGHTS CERTIFICATE

Evidencing non-transferable Series C Rights, each to purchase one share of common stock

Exercise Price: $4.25

THE SERIES C RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., EASTERN TIME, ON MARCH 20, 2025

SUBJECT TO EXTENSION OR EARLIER TERMINATION.

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable series C common stock purchase rights (“Series C Rights”) set forth above. Each Series C Right entitles the holder thereof to purchase one share of common stock of FlexShopper, Inc., a Delaware corporation (the “Company”), at an exercise price equal to the higher of (x) the Unit Subscription Price (as defined in your Non-Transferable Subscription Rights Certificate) or (y) 85% of the volume weighted average price of our common stock over the last three trading days prior to the expiration date of the Series C Rights, which is 90 days following the closing date of the subscription offering, but in any event not to exceed 250% of the Unit Subscription Price, with the exercise price rounded down to the nearest whole cent.

Even if you exercise your Series C Rights in full, you will not be entitled to any over-subscription privilege with respect to your Series C Rights. The Series C Rights represented by this Series C Rights Certificate may be exercised by completing the appropriate forms on the reverse side hereof and by returning the initial maximum amount (e.g., 250% of the Unit Subscription Price). The Subscription Agent will return to the subscriber any excess funds submitted as soon as practicable, without interest or deduction, once the exercise price is determined in accordance with the above. This Series C Rights Certificate is not valid unless countersigned by Continental Stock Transfer & Trust Company, the Subscription Agent.

WITNESS the seal of the Company and the signatures of its duly authorized officers.

Countersigned and Registered

By:____________________________________
Continental Stock Transfer & Trust Company

DELIVERY OPTIONS FOR SERIES C RIGHTS CERTIFICATE

FOR DELIVERY BY HAND DELIVERY, FIRST CLASS MAIL OR COURIER SERVICE:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, NY 10004

Attn: Corporate Actions – FLEXSHOPPER, INC.

DELIVERY OTHER THAN IN THE MANNER OR TO THE ADDRESSES LISTED ABOVE WILL NOT CONSTITUTE VALID DELIVERY

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

FORM 1-EXERCISE OF SERIES C RIGHTS

You have been allocated the number of Series C Rights shown on this Series C Rights Certificate. To exercise your Series C Rights, please complete the following and sign under Form 3 below.

EXERCISE OF SERIES C RIGHT:

I exercise	x $4.25	=	$_______
(Number of Series C Rights)	(exercise price)*		(amount)*

Total Amount of Payment Enclosed = $______________

METHOD OF PAYMENT (CHECK ONE)

☐	Check, certified check, or U.S. Postal money order payable to “Continental Stock Transfer & Trust Company, as subscription agent for FlexShopper, Inc.”
☐

Wire transfer of immediately available funds directly to the account maintained by Continental Stock Transfer & Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this rights offering at: __________________ Bank; ABA # _________; Acct # _____________; Reference: FLEXSHOPPER, INC.

FORM 2-TRANSFER TO DESIGNATED TRANSFEREE

To transfer your Series C Rights to another person, complete this Form 2, sign under Form 3 and have your signature guaranteed under Form 4. For value received              of the Series C Rights represented by this Series C Rights Certificate are assigned to (you must obtain a MEDALLION SIGNATURE GUARANTEE.):

Issue payment to:

Name:
                             (Please Print)

Address:

                          (Include Zip Code)

(Tax Identification or Social Security No.)

FORM 3-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for the Rights Offering and I hereby irrevocably exercise the number of Series C Rights indicated above on the terms and conditions specified in the Prospectus. By signing below I confirm that I am not an “Excluded Stockholder” as defined in the Prospectus.

Signature(s):__________________________

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the face of this Series C Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 4-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Form 2.

Signature Guaranteed:______________________

                                    (Name of Bank or Firm)

By: __________________________________

(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

*	The Series C Rights are exercisable commencing on their date of issuance at an exercise price equal to the higher of (x) the Unit Subscription Price or (y) 85% of the VWAP of our common stock over the last three trading days prior to the expiration date of the Series C Rights, which is 90 days following the closing date of the subscription offering, but in any event not to exceed 250% of the Unit Subscription Price, with the exercise price in each instance rounded down to the nearest whole cent. If at the expiration date of each of the Series Rights, the exercise price as determined above, is lower than the initial maximum amount paid, any excess subscription amount paid by a holder will be promptly returned to the holder, without interest or penalty.

ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE RIGHTS OFFERING SHOULD BE DIRECTED TO MACKENZIE PARTNERS, INC., THE INFORMATION AGENT, TOLL-FREE AT (800) 322-2885.